Exhibit 32

CERTIFICATION

The undersigned certify pursuant to 18 U.S.C. § 1350, that:

(1)	The accompanying Annual Report on Form 10-K/A for the fiscal year ended May 30, 2004 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the accompanying Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 27, 2005

, Chief Executive Officer
Frederick M. Green

, Interim Chief Financial Officer
William J. Birmingham